UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1227 South Patrick Drive, Building 2A, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, the Board of Directors (the “Board”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), approved a $100,000 increase to the annual base compensation of Mr. Zachary S. Gibler, the Company’s Chairman and Chief Executive Officer. Effective July 1, 2010, Mr. Gibler’s annual base salary will be $375,000. The Board also granted Mr. Gibler a nonqualified stock option to purchase 250,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity-Based Compensation Plan. The stock option has an exercise price of $2.48 and will vest in four equal annual installments beginning on May 26, 2011.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 26, 2010. On the April 12, 2010 record date (the “Record Date”), there were outstanding: (i) 30,549,679 shares of the Company’s common stock, each such share being entitled to one vote per share of common stock; (ii) 196,902 shares of the Company’s 6% Convertible Preferred Stock, each such share being entitled to vote on an “as if converted” basis, which equaled 0.533333 votes per share of 6% Convertible Preferred Stock as of the Record Date; (iii) 2,000,000 shares of the Company’s Series B Preferred Stock, each such share being entitled to 3.5 votes for each share of common stock into which the Series B Preferred Stock was convertible, which equaled 4.645880 votes per share of Series B Preferred Stock as of the Record Date; and (iv) 251,739 shares of the Company’s Series C Preferred Stock, each such share being entitled to 15 votes per share of Series C Preferred Stock, constituting all of the outstanding voting securities of the Company. A total of 43,722,538 votes were eligible to be cast at the Annual Meeting, considered as a single class.

A total of 21,155,877 shares of the Company’s common stock; 15,625 shares of the Company’s 6% Convertible Preferred Stock; 2,000,000 shares of the Company’s Series B Preferred Stock and 239,975 shares of the Company’s Series C Preferred Stock were represented in person or by proxy at the Annual Meeting. A total of 34,055,595 votes were represented in person or by proxy at the Annual Meeting, considered as a single class. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected nine directors, each for a one-year term expiring at the next Annual Meeting of Stockholders in 2011 and until the election and qualification of their respective successors or their earlier resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
Robert E. Bachman	33,013,529	1,042,066	—	—
David Bell	33,005,579	1,050,016	—	—
Zachary S. Gibler	34,020,831	34,764	—	—
Carlos M. Gutierrez	33,004,620	1,050,975	—	—
Donald R. Harkleroad	33,015,583	1,040,012	—	—
Michael W. Kempner	34,018,172	37,423	—	—
Joseph C. Montana Jr.	34,019,781	35,814	—	—
T. Michael Moseley	33,004,779	1,050,816	—	—
Richard Weinberg	34,018,272	37,323	—	—

Proposal 2: Proposal to approve the Amendments to the 2005 Equity-Based Compensation Plan

The stockholders approved certain proposed amendments to the Company’s Amended and Restated Equity-Based Compensation Plan.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
32,892,379	1,141,704	21,512	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 2, 2010
	By:	/S/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary